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                                                                    EXHIBIT 99.1


                                  DETACH HERE

                           EXCEL COMMUNICATIONS, INC.
                         8750 North Central Expressway
                                   Suite 2000
                              Dallas, Texas 75231

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS

P                The undersigned hereby appoints John J. McLaine and J.
         Christopher Dance, and each of their proxies and attorneys-in-fact,
R each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all
O shares of common stock of EXCEL Communications, Inc. (the "Company") held of record by the undersigned on September 3, 1997 at the Special
X Meeting of Stockholders to be held on October 11, 1997 at 10:00 a.m., local time, at Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas,
Y        Texas, and any adjournments thereof.

                 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS MARKED BY YOU. HOWEVER, IF THIS PROXY IS RETURNED UNMARKED WITH RESPECT
         TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                 PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                                                 SEE REVERSE
               CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE

________________________________________________________________________________

                                  DETACH HERE


         Please mark
[X]      votes as in
         this example.

                 1.  Approve the Merger Agreement                     FOR        AGAINST      ABSTAIN
                     and the transactions contemplated                [  ]        [  ]          [  ]
                     thereby.

                 2.  Approve the Holdings 1997                        FOR        AGAINST      ABSTAIN
                     Stock Option Plan.                               [  ]        [  ]          [  ]

                 3.  Approve the Holdings 1997                        FOR        AGAINST      ABSTAIN
                     Director Stock Option Plan.                      [  ]        [  ]          [  ]

                 4.  In their discretion, the proxies are             FOR        AGAINST      ABSTAIN
                     authorized to vote upon any other                [  ]        [  ]          [  ]
                     business that may properly come
                     before the meeting or any adjournment
                     thereof.

                 MARK HERE                                            MARK HERE IF YOU
                 FOR ADDRESS   [  ]                                   PLAN TO ATTEND           [  ]
                 CHANGE AND                                           THE SPECIAL MEETING
                 NOTE AT LEFT                                         ON OCTOBER 11, 1997

                          Please date and sign exactly as your name appears
                 hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give their full title as such. If for a corporation, please sign in the full corporate name by a duly authorized officer.


 Signature                    Date       Signature                  Date
          ------------------      ------          -----------------     --------

                                                                1515-SPECPS-1997